UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 1, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
As previously reported, on February 12, 2015, Moray P. Dewhurst, Vice Chairman and Chief Financial Officer, and Executive Vice President - Finance of NextEra Energy, Inc. (NEE) and Executive Vice President, Finance and Chief Financial Officer of Florida Power & Light Company (FPL), NEE’s wholly owned subsidiary, advised NEE’s Board of Directors of his intention to retire in the spring of 2016 as part of a planned succession process. Effective March 4, 2016, upon Mr. Dewhurst’s retirement from the foregoing positions, NEE’s Board of Directors appointed John W. Ketchum to the positions of Executive Vice President, Finance and Chief Financial Officer of NEE and Executive Vice President, Finance and Chief Financial Officer of FPL. In such capacities with NEE, Mr. Ketchum will serve as NEE’s principal financial officer.

Mr. Ketchum, age 45, served as NEE’s Senior Vice President, Finance since February 2015. From December 2013 to February 2015, he was Senior Vice President, Business Management and Finance and from December 2012 to December 2013, he was Senior Vice President, Business Management of NEE’s wholly owned subsidiary, NextEra Energy Resources, LLC (NEER). Mr. Ketchum served as Vice President, General Counsel & Secretary of NEER from June 2009 to December 2012.

In connection with his appointment, Mr. Ketchum’s 2016 base salary was increased to an annual rate of $575,000. In addition, the Compensation Committee of NEE’s Board of Directors approved grants to Mr. Ketchum under the NextEra Energy, Inc. 2011 Long Term Incentive Plan of (i) a target number of 5,613 performance shares for the three-year period beginning on January 1, 2016 and ending December 31, 2018, (ii) 3,116 shares of performance-based restricted stock which will vest ratably on February 15 of 2017, 2018 and 2019, and (iii) 18,767 non-qualified stock options with an exercise price of $111.67 per share, which will vest ratably on February 15 of 2017, 2018 and 2019. Payout of the performance share award and vesting of performance-based restricted stock are subject to NEE’s attainment of specified performance objectives.

Mr. Ketchum will participate in the NEE Executive Severance Benefit Plan, which provides for the payment of severance benefits to senior executives if their employment is involuntarily terminated in specified circumstances. Mr. Ketchum will be offered an executive retention employment agreement with NEE, which will afford Mr. Ketchum certain protections and benefits in the event of a change in control of NEE during a three-year transition period. In addition, Mr. Ketchum will receive enhanced credits in connection with his participation in NEE’s Supplemental Executive Retirement Plan.

(e)
The information set forth under Item 5.02(c) of this report is incorporated by reference in this Item 5.02(e). On March 1, 2016, the Compensation Committee of NEE’s Board of Directors approved the accelerated vesting, as of March 4, 2016, of the remaining unvested portion of Mr. Dewhurst’s 2009 deferred retirement award, consisting of 15,840 shares of NEE common stock, including re-invested dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2016

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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